Exhibit 10.89

FOURTH AMENDMENT TO PURCHASE AND SALE CONTRACT FOR SIENNA BAY

            This Fourth Amendment to Purchase and Sale Contract (this “Amendment”) is made as of November 25, 2009 between CCIP/3 SANDPIPER, LLC, a Delaware limited liability company ("Seller") and DT GROUP DEVELOPMENT, INC., a California Corporation (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of August 14, 2009, as amended by that certain First Amendment to Purchase and Sale Contract for Sienna Bay dated as of October 8, 2009 and that certain Second Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 10, 2009 and that certain Third Amendment to Purchase and Sale Contract for Sienna Bay dated as of November 12, 2009, with respect to the sale of certain property described therein (the “Contract”); and

            WHEREAS, Seller and Purchaser desire to amend certain provisions of the Contract as hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Contract, except as expressly otherwise defined herein.

2.      Additional Deposits.  (a)    The definition of “Non-refundable Deposit” set forth on Schedule 1 of the Contract is hereby modified to mean “a portion of the Deposit equal to $442,000”.

                        (b)  Paragraph 2(b) of that certain Third Amendment to Purchase and Sale Contract for Sienna Bay is hereby deleted and replaced with the following:  “On or prior to December 2, 2009, Purchaser shall deliver to the Escrow Agent an additional deposit of $200,000 (the “Adjournment Deposit”).  The Adjournment Deposit shall be added to and become part of the Non-refundable Deposit upon the Lender’s approval of the Loan Assumption and Release (i.e., upon the Lender’s approval of the Loan Assumption and Release, the Non-refundable Deposit shall equal $642,000).”

3.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Contract are hereby ratified and confirmed and shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CCIP/3 SANDPIPER, LLC, a Delaware limited liability company

By:    CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP, a Delaware limited partnership, its member

By:    CONCAP EQUITIES, INC., a Delaware corporation, its general partner

By:  /s/John Spiegleman

Name:  John Spiegleman

Title:  Senior Vice President

Purchaser:

DT GROUP DEVELOPMENT, INC, a California corporation

By:  /s/Dan Markel
Name:  Dan Markel
Title:  President and CEO